   As filed with the Securities and Exchange Commission on December 11, 1996

                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------


                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ----------------------


                        AMERICAN MEDICAL RESPONSE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                             ----------------------

          DELAWARE                               04-3147881
 (STATE OR OTHER JURISDICTION                 (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)           IDENTIFICATION NO.)

  2821 SOUTH PARKER ROAD, 10TH FLOOR, AURORA, COLORADO 80014, (303) 614-8500 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                            STAT HEALTHCARE, INC.'S
                           1996 STOCK INCENTIVE PLAN
                                      AND
                             STOCK OPTION AGREEMENT
                            (FULL TITLE OF THE PLAN)

                                 WILLIAM GEORGE
                       VICE PRESIDENT AND GENERAL COUNSEL
  2821 SOUTH PARKER ROAD, 10TH FLOOR, AURORA, COLORADO 80014, (303) 614-8500 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                             ----------------------


                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
                                          Amount to be      Proposed Maximum Aggregate           Amount of
Title of Securities to be Registered       Registered           Offering Price(1)             Registration Fee
--------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value.........     88,625 Shares          $ 1,377,200                      $  475
--------------------------------------------------------------------------------------------------------------
(1) The offering price has been determined for the purpose of determining the registration fee pursuant to Rule 457(o) based on the actual exercise prices under the 1996 Stock Incentive Plan and the Stock Option Agreement.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents previously filed by American Medical Response, Inc. (the "Company" or the "Registrant") with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference:

         (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1995.

         (2)  The Company's Current Report on Form 8-K filed on January 16,
              1996.

         (3)  The Company's Current Report on Form 8-K filed on October 11,
              1996;

         (4) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996; June 30, 1996, as amended by American's Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1996; and September 30, 1996.

         (5) The description of the Common Stock in the Company's Registration Statement on Form 8-A (No. 1-11196), as amended.

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and shall be deemed to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         The Company shall provide, upon request, without charge to each person to whom a copy of this Registration Statement has been delivered, a copy of any or all of the documents which have been or may be incorporated in this Registration Statement by reference, other than certain exhibits to such documents. Requests for such copies should be directed to: American Medical Response, Inc., 2821 South Parker Road, 10th Floor, Aurora, Colorado 80014 (telephone: (303) 614-8500), Attention: General Counsel.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         Section 102(b)(7) of the Delaware General Corporation Law, as amended, permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or
(iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Certificate of Incorporation provides that the Registrant's Directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The Certificate of Incorporation further provides that the Registrant shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware.

         The Registrant has obtained an insurance policy that insures its directors and officers against certain liabilities.

Item 7.  Exemption From Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

Exhibit             Description
-------             -----------

4.1      1996 Stock Incentive Plan of STAT Healthcare, Inc.

4.2 Non-statutory Stock Option Agreement dated June 29, 1995 between STAT Healthcare, Inc. and Russell D. Schneider.

5.1      Opinion of Ropes & Gray.

23.1     Consent of KPMG Peat Marwick.

23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24 Powers of Attorney (included on page 5 of this registration statement under the caption "Power of Attorney").

Item 9.  Undertakings.
         ------------

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

       provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not
       --------  -------
       apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

       (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Aurora, State of Colorado, on December 11, 1996.



                                    AMERICAN MEDICAL RESPONSE, INC.



                                    By /s/ Paul T. Shirley
                                       _____________________________________
                                       Paul T. Shirley
                                       President and Chief Executive Officer



       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Paul T. Shirley, David C. Colby and William George and each with full power of substitution, to execute in the name and on behalf of such person any amendment or any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Paul T. Shirley, David C. Colby and William George, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.


       Signature                   Capacity                      Date
       ---------                   --------                      ----


/s/ Paul T. Shirley          President, Chief Executive        December 10, 1996
____________________         Officer (principal executive
Paul T. Shirley              officer) and Director


/s/ David C. Colby           Executive Vice President, Chief   December 10, 1996
____________________         Financial Officer and Director
David C. Colby               (principal financial and
                             accounting officer)


/s/ George B. DeHuff         Executive Vice President, Chief   December 10, 1996
____________________         Operating Officer and Director
George B. DeHuff


____________________         Director                          _________________
Charles D. Baker


____________________         Director                          _________________
Michael A. Baker


____________________         Director                          _________________
David B. Hammond


/s/ James E. McGrath         Director                          December 10, 1996
____________________
James E. McGrath



______________________          Director                _________________
Joseph R. Paolella


/s/ Dominic J. Puopolo          Director                December 11, 1996
______________________
Dominic J. Puopolo



/s/ Russell D. Schneider        Director                December 10, 1996
______________________
Russell D. Schneider



______________________          Director                _________________
John Larkin Thompson



/s/ Paul M. Verrochi            Director                December 11, 1996
______________________
Paul M. Verrochi

                                 EXHIBIT INDEX


      Number                Title of Exhibit                              Page
      ------                ----------------                              ----

       4.1       1996 Stock Incentive Plan of STAT Healthcare, Inc.


       4.2 Non-statutory Stock Option Agreement dated June 29, 1995 between STAT Healthcare, Inc. and Russell D. Schneider.


       5.1       Opinion of Ropes & Gray.


      23.1       Consent of KPMG Peat Marwick.


      23.2 Consent of Ropes & Gray (contained in the opinion filed as Exhibit 5.1 to this registration statement).


      24 Powers of Attorney (included on page 5 of this registration statement under the caption "Power of Attorney").